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SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
CPB INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CPB INC
220 South King Street
Honolulu, Hawaii 96813
(808) 544-0500

March 22, 2002

Dear Shareholder:

        On behalf of the Board of Directors, I cordially invite you to attend the 2002 Annual Meeting of Shareholders of CPB Inc. The Annual Meeting will be held on April 23, 2002, at 10:00 a.m., Hawaii time, on the third floor of the Central Pacific Plaza Building, 220 South King Street, Honolulu, Hawaii.

        The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe matters to be acted upon at the Annual Meeting. We ask that all shareholders read these documents and sign and return the enclosed Proxy Card in the enclosed postage-paid envelope to ensure that your shares are voted accordingly. Shareholders who attend the meeting may withdraw their proxy and vote in person if they wish to do so.

        We appreciate your continued interest in CPB Inc. and are confident that, as in the past, you will continue to vote your shares.

                      Sincerely,

                      Joichi Saito
                       Chairman of the Board and Chief Executive Officer

CPB INC.
 220 South King Street
Honolulu, Hawaii 96813
(808) 544-0500

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

        TO BE HELD APRIL 23, 2002

TO THE SHAREHOLDERS OF CPB INC.:

        NOTICE IS HEREBY GIVEN that, pursuant to its Bylaws and the call of its Board of Directors, the Annual Meeting of Shareholders (the "Meeting") of CPB Inc. (the "Company") will be held on the third floor of the Central Pacific Plaza Building, 220 South King Street, Honolulu, Hawaii, on April 23, 2002, at 10:00 a.m., Hawaii time, for the purpose of considering and voting upon the following matters:

  1.
  Election of Directors.    To elect three persons to the Board of Directors for a term of three years and to serve until their successors are elected and qualified, as more fully described in the accompanying Proxy Statement.

  2.
  Ratification of Appointment of Independent Accountants.    To ratify the appointment of KPMG LLP as the Company's independent accountants for the fiscal year ending December 31, 2002.

  3.
  Other Business.    To transact such other business as may properly come before the Meeting and at any and all adjournments thereof.

        Only those shareholders of record at the close of business on February 28, 2002 shall be entitled to notice of and to vote at the Meeting.

        SHAREHOLDERS ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY IN THE POSTAGE PREPAID ENVELOPE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY WISH TO DO SO.

                      By order of the Board of Directors,

                      AUSTIN Y. IMAMURA
                       Vice President and Secretary

Dated: March 22, 2002

CPB INC.
220 South King Street
Honolulu, Hawaii 96813
(808) 544-0500

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

        APRIL 23, 2002

INTRODUCTION

        This Proxy Statement is furnished in connection with the solicitation of proxies ("Proxies") by the Board of Directors of CPB Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Meeting") of the Company to be held on the third floor of the Central Pacific Plaza Building, 220 South King Street, Honolulu, Hawaii, on April 23, 2002, 10:00 a.m., Hawaii time, and at any and all adjournments thereof. This Proxy Statement and accompanying Notice was mailed to shareholders on or about March 22, 2002.

Matters to be Considered

        The matters to be considered and voted upon at the Meeting will be:

  1.
  Election of Directors. To elect three persons to the Board of Directors for a term of three years and to serve until their successors are elected and qualified.

  2.
  Ratification of the Appointment of Independent Accountants. To ratify the appointment of KPMG LLP as the Company's independent accountants for the fiscal year ending December 31, 2002.

  3.
  Other Business. To transact such other business as may properly come before the Meeting and at any and all adjournments thereof.

Voting and Revocability of Proxies

        A Proxy for use at the Meeting is enclosed. Any shareholder who executes and delivers such Proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed Proxy bearing a later date. It may also be revoked by attendance at the Meeting and election to vote in person at the Meeting. Subject to such revocation, all shares represented by a properly executed Proxy received in time for the Meeting will be voted by the Proxy Holders in accordance with the instructions on the Proxy. If no instructions are specified with respect to matters to be acted upon, the shares represented by the Proxy will be voted "FOR" the election of all nominees as directors, and "FOR" ratification of the appointment of KPMG LLP as the Company's independent accountants for the fiscal year ending December 31, 2002. It is not anticipated that any matters will be presented at the Meeting other than as set forth in the accompanying Notice of the Meeting. If any other matters are presented properly at the Meeting, however, the Proxy will be voted by the Proxy Holders in accordance with the recommendations of the Board of Directors.

        If you hold your shares of the Company's common stock, no par value ("Common Stock"), in "street name" and you fail to instruct your broker or nominee as to how to vote your Common Stock, your broker or nominee may, in its discretion, vote your Common Stock "FOR" the election of the Board of Directors'

nominees, and "FOR" the proposal to ratify the appointment of KPMG LLP as the Company's independent accountants for the fiscal year ending December 31, 2002.

Costs of Solicitation of Proxies

        This solicitation of Proxies is made on behalf of the Board of Directors of the Company (the "Board") and the Company will bear the costs of solicitation. The expense of preparing, assembling, printing and mailing this Proxy Statement and the materials used in this solicitation of Proxies also will be borne by the Company. It is contemplated that Proxies will be solicited principally through the mail, but directors, officers and regular employees of the Company or its subsidiary, Central Pacific Bank (the "Bank"), may solicit Proxies personally or by telephone. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals. The Company does not intend to utilize the services of other individuals or entities not employed by or affiliated with the Company in connection with the solicitation of Proxies.

Outstanding Securities and Voting Rights

        The close of business on February 28, 2002 has been fixed as the record date ("Record Date") for the determination of the shareholders of the Company entitled to notice of and to vote at the Meeting. There were 7,942,522 shares of Common Stock issued and outstanding on the Record Date. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present for the purposes of conducting business.

        Each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock standing in the holder's name on the books of the Company as of the Record Date on any matter submitted to the vote of the shareholders, except that in connection with the election of directors, the shares are entitled to be voted cumulatively, provided that not less than forty-eight (48) hours prior to the time fixed for the Meeting, a written request for such cumulative vote has been delivered to the Secretary of the Company. If a shareholder has given such request, all shareholders may cumulate their votes for candidates in nomination. Cumulative voting entitles a shareholder to give one nominee as many votes as is equal to the number of directors to be elected multiplied by the number of shares of Common Stock owned by such shareholder, or to distribute the shareholder's votes on the same principle between two or more nominees as the shareholder sees fit. Nominees receiving the highest number of votes on the foregoing basis up to the total number of directors to be elected will be elected directors. Accordingly, abstentions from voting or votes withheld from the election of directors will have no effect in an uncontested election. Discretionary authority to cumulate is hereby solicited by the Board of Directors and return of the Proxy shall grant such authority.

        The proposal to ratify the appointment of KPMG LLP as the Company's independent accountants requires the affirmative vote of shareholders holding not less than a majority of the shares of Common Stock represented and entitled to vote at the Meeting. Accordingly, an abstention from voting on the proposal to ratify the appointment of KPMG LLP will have the effect of a vote "AGAINST" the proposal.

Principal Shareholders

        As of the Record Date, the following were the only persons known to management of the Company to beneficially own more than five percent of the Company's outstanding Common Stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common	The Committee of the Central Pacific Bank Employee Stock Ownership Plan 220 South King Street Honolulu, Hawaii 96813	903,850	(1)	11.38%
Common	Private Capital Management 3003 9th Street North Naples, Florida 34103	840,487		10.58%
Common	State of Wisconsin Investment Board P.O. Box 7842 Madison, Wisconsin 53707	445,000		5.60%
Common	Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	399,900		5.03%

(1)
Under the terms of the Employee Stock Ownership Plan of the Bank ("ESOP"), shares of the Common Stock are held in trust by the Bank, as trustee under the ESOP Trust ("Trustee"), for the exclusive benefit of the participants. The Trustee is the recordholder of the Common Stock held by the ESOP; however, the Committee of the ESOP (the "ESOP Committee"), which consists of five members, gives the Trustee investment instructions with respect to all of the ESOP assets and voting instructions with respect to those shares held by the ESOP for which the voting rights have not passed through to participants. As of the Record Date, all of the shares of Common Stock held by the ESOP had been allocated to the accounts of participants. Although the members of the ESOP Committee share among themselves as committee members dispositive power, subject to the terms of the ESOP, over all of the shares held by the ESOP and, therefore, pursuant to the applicable regulations promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Securities Act"), are technically the beneficial owners of such shares, the actual beneficial owners are the employees who participate in the ESOP. The members of the ESOP Committee, therefore, disclaim beneficial ownership of such shares held in trust which are otherwise attributable to them by virtue of serving on such ESOP Committee.

ELECTION OF DIRECTORS

        Under the Company's Restated Articles of Incorporation and Bylaws, which provide for a "classified" Board, three directors (out of a present total of nine) are to be elected at the Meeting to serve three-year terms expiring at the Year 2005 Annual Meeting of Shareholders and until their respective successors are elected and qualified. The Company's Bylaws currently provide for nine directors, three each serving as Class I, Class II and Class III directors. The nominees to serve as Class II directors for the election at the Meeting are Alice F. Guild, Gilbert J. Matsumoto, and Daniel M. Nagamine, who are currently serving as Class II directors.

        All nominees have indicated their willingness to serve and unless otherwise instructed, Proxies will be voted for all of the nominees. However, in the event that any of them should be unable to serve, the Proxy

Holders named on the enclosed Proxy Card will vote in their discretion for such persons as the Board of Directors may recommend.

        There are no family relationships among directors or executive officers of the Company, and, except as set forth below, as of the date hereof, no directorships are held by any director with a company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

        The following table sets forth certain information, as of the Record Date, with respect to each of the directors, nominees and Named Executives (as defined below), as well as all directors and executive officers, as a group:

				Common Stock Beneficially Owned on February 28, 2002(2)
			First Year Elected or Appointed as Officer or Director of the Company(1)
Name	Principal Occupation for the Past Five Years	Age		Number		Percent of Class(3)	Term Expires
Nominees for Class II Director
GUILD, Alice F.	Executive Director, The Friends of Iolani Palace (1998—present)	67	1980	8,262	(4)	*	2002
MATSUMOTO, Gilbert J.	Certified Public Accountant; Principal-President, The Matsumoto Group, Certified Public Accountants (1979—present)	58	2002	21,102	(5)	*	2002
NAGAMINE, Daniel M.	President, Flamingo Enterprises, Inc. (1985—present); General Partner, Flamingo Pearl City, a limited partnership (1998—present); Certified Public Accountant (Inactive)	60	1983	14,410	(6)	*	2002
Class I Directors
ARNOLDUS, Clint	President of Company (2002-present); President and Chief Operating Officer of Bank (2002—present); Chairman, President and Chief Executive Officer, Community Bank (1998-2001); Chairman, President and Chief Executive Officer, The Bank of New Mexico (1996-1998); Chairman and Chief Executive Officer, First Interstate Bank of Nevada (1993-1996)	55	2002	—		*	2004
HIROTA, Dennis I., Ph.D.	President, Sam O. Hirota, Inc. Engineering and Surveying 1986—present); Registered Professional Engineer and Licensed Professional Land Surveyor	61	1980	11,350	(7)	*	2004
SAITO, Joichi	Chairman of the Board and Chief Executive Officer of Company and Bank (1996—present)	66	1989	39,384	(8)	*	2004

Class III Directors
DEVENS, Paul	Vice Chairman of the Board of Company (1985—present); Of Counsel, Devens, Nakano, Saito, Lee, Wong & Ching (1994—present)	70	1980	10,592	(9)	*	2003
HONBO, Clayton K., M.D.	Retired; Doctor of Obstetrics and Gynecology, Clayton K. Honbo, M.D., Inc. (1977—1999)	63	1999	241,759	(10)	3.05%	2003
HONG, Stanley W.	Trustee, King Lunalilo Trust Estate (2001—present); President and Chief Executive Officer, The Chamber of Commerce of Hawaii (1996—2001)	65	1993	6,550	(11)	*	2003
Executive Officers
IMAMURA, Austin Y.	Vice President and Secretary of Company (1991—present); Executive Vice President and Secretary of Bank (1991—present)	55	1991	15,195	(12)	*	N/A
KANDA, Neal K.	Vice President and Treasurer of Company (1991—present); Executive Vice President of Bank (1993—present)	53	1991	20,124	(13)	*	N/A
All Directors and Executive Officers, as a Group (11 persons)				392,653	(14)	4.89%

*
Less than 1%.

(1)
All directors of the Company are also directors of the Bank. Dates prior to the formation of the Company in 1982 indicate the year first appointed director of the Bank. Dr. Hirota, Mrs. Guild and Messrs. Devens and Nagamine commenced service as directors of the Company on February 1, 1982, the date of formation of the Company. Dr. Hirota, Mrs. Guild and Mr. Nagamine served as directors of the Company until April 23, 1985 when the Company's shareholders adopted a classified Board and reduced the number of directors to nine. However, Dr. Hirota, Mrs. Guild and Mr. Nagamine continued to serve on the Bank's Board until they were reelected to the Company's Board in 1986, 1990, and 1990, respectively. Mr. Hong has been a director of the Bank since 1985. Dr. Honbo has been a director of the Bank since 1986. Mr. Saito has been a director of the Bank since 1988. Mr. Matsumoto has been a director of the Bank since 1986. Mr. Arnoldus was appointed director of the Bank effective January 7, 2002.

(2)
Except as otherwise noted below, each person has sole voting and investment powers with respect to the shares listed.

(3)
In computing the percentage of shares beneficially owned, the number of shares which the person (or group) has a right to acquire within sixty (60) days after the Record Date are deemed outstanding for the purpose of computing the percentage of Common Stock beneficially owned by that person (or group) but are not deemed outstanding for the purpose of computing the percentage of shares beneficially owned by any other person.

(4)
Includes 6,000 shares which Mrs. Guild has the right to acquire by the exercise of stock options vested pursuant to the Company's 1997 Stock Option Plan and 150 shares granted under the Director Restricted Shares Program.

(5)
Includes 6,000 shares which Mr. Matsumoto has the right to acquire by the exercise of stock options vested pursuant to the Company's 1997 Stock Option Plan and 150 shares granted under the Director Restricted Shares Program.

(6)
Includes 9,760 shares for which Mr. Nagamine has shared voting and investment powers with his wife, Maxine Nagamine, 150 shares granted under the Director Restricted Shares Program, and 4,500 shares which Mr. Nagamine has the right to acquire by the exercise of stock options vested pursuant to the Company's 1997 Stock Option Plan.

(7)
Includes 1,760 shares for which Dr. Hirota has shared voting and investment powers with his wife, Kathryn Hirota, 150 shares granted under the Director Restricted Shares Program, and 6,000 shares which Dr. Hirota has the right to acquire by the exercise of stock options vested pursuant to the Company's 1997 Stock Option Plan.

(8)
Includes 7,000 shares for which Mr. Saito has shared voting and investment powers with his wife Yoko Saito, and 17,024 shares allocated to Mr. Saito's account under the Bank's ESOP.

(9)
Includes 2 shares held by the law firm of Devens, Nakano, Saito, Lee, Wong & Ching, a partnership, for which Mr. Devens is "of Counsel," and 150 shares granted under the Director Restricted Shares Program.

(10)
Includes 173,766 shares held in trust for the benefit of Dr. Honbo's wife, Lynette K. Honbo, 22,803 shares held in trusts for the benefit of his sons and daughter for which he and the beneficiary of the specific trust are each co-trustees; 38,840 shares held in trusts for the benefit of his sons and daughter for which he and his wife are each co-trustees, 200 shares held in his Individual Retirement Account ("IRA"); 150 shares granted under the Director Restricted Shares Program; and 6,000 shares which he has the right to acquire by the exercise of stock options vested pursuant to the Company's 1997 Stock Option Plan.

(11)
Includes 400 shares for which Mr. Hong has shared voting and investment powers with his wife, Karen Ho Hong, 150 shares granted under the Director Restricted Shares Program, and 6,000 shares which Mr. Hong has the right to acquire by the exercise of stock options vested pursuant to the Company's 1997 Stock Option Plan.

(12)
Includes 15,195 shares allocated to Mr. Imamura's account under the Bank's ESOP.

(13)
Includes 10,600 shares which Mr. Kanda has the right to acquire by the exercise of stock options vested pursuant to the Company's 1997 Stock Option Plan and 7,524 shares allocated to Mr. Kanda's account under the Bank's ESOP.

(14)
Includes 235,409 shares held in trust for the benefit of family members of Dr. Honbo, 200 shares held in Dr. Honbo's IRA, 18,920 shares for which certain directors and officers have shared voting and investment powers, 47,100 shares which members of the group have the right to acquire by the exercise of stock options vested pursuant to the Company's 1997 Stock Option Plan and 43,818 shares allocated to the accounts of executive officers under the Bank's ESOP.

Section 16(a) Beneficial Ownership Reporting Compliance

        The Company's directors, executive officers and the beneficial holders of more than 10% of the Common Stock are required to file certain reports with the Securities and Exchange Commission regarding the amount of and changes in their beneficial ownership of the Company's stock. Based on its review of copies of those reports, the Company is required to disclose failures to report shares beneficially owned or changes in such beneficial ownership, or to timely file required reports during the previous year. To the best knowledge of the Company, there were no such failures to file or timely file required reports during 2001.

The Board of Directors and Committees

        The Board has various standing committees, including an Audit Committee, a Compensation & 1997 Stock Option Plan Committee (the "Compensation Committee"), an Executive Committee, and a Nominating Committee.

  Audit Committee

        The Audit Committee of the Board is composed of three (3) members and operates under a written charter adopted by the Board. The responsibilities of the Audit Committee are contained in the Audit Committee Report. The Audit Committee during fiscal year 2001 consisted of Mr. Nagamine, as chairperson, and Mrs. Guild and Mr. Hong, as members. Each of the members is "independent," as defined by Company policy and the National Association of Securities Dealers, Inc. listing standards. The Audit Committee held five (5) meetings during fiscal year 2001.

Report of the Audit Committee

        The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the Securities Act of 1933 or under the Securities Act of 1934, except to the extent we specifically incorporate this Report by reference.

        The Audit Committee reports to the Board and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process of the Company.

        The Audit Committee Charter adopted by the Board sets out the responsibilities, authority and specific duties of the Audit Committee. A copy of the Audit Committee Charter has previously been attached to the Company's proxy statement within the past three fiscal years.

        Pursuant to the charter, the Audit Committee has the following responsibilities:

  •
  To monitor the preparation of quarterly and annual financial reports;

  •
  To review the adequacy of internal control systems and financial reporting procedures with management and independent auditors;

  •
  To review the general scope of the annual audit and the fees charged by the independent auditors; and

  •
  To reassess the adequacy of the charter at least annually.

        In discharging its oversight responsibility the Audit Committee has met and held discussions with management and KPMG LLP, the independent auditors for the Company. Management represented to the Audit Committee that all consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

        The Audit Committee also obtained from the independent auditors a formal written statement describing all relationships between the Company and the auditors that bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, (Independence Discussions with Audit Committee). The Audit Committee discussed with the independent auditors any relationships that may impact on the firm's objectivity and independence and satisfied itself as to the auditors' independence.

        Based on these discussions and reviews, the Audit Committee recommended that the Board of Directors approve the inclusion of the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

        Management is responsible for the Company's financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of the Company and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company's financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of our Company's financial statement has been carried out in accordance with generally accepted auditing standards or that our Company's independent accountants are in fact "independent."

        Respectfully submitted by the members of the Audit Committee of the Board of Directors:

                      DANIEL M. NAGAMINE, CHAIR
                      ALICE F. GUILD
                      STANLEY W. HONG

  Compensation Committee

        The Compensation Committee held five (5) meetings during 2001. The committee is chaired by Mr. Hong, and Messrs. Devens and Nagamine are members. The Compensation Committee's primary functions include determining individuals to whom options will be granted and their terms, approving recommendations related to employee compensation and benefit programs, and determining the Chief Executive Officer's compensation.

  Executive Committee

        The Executive Committee, which held no meetings during 2001, is chaired by Mr. Devens, and Dr. Hirota, Dr. Honbo and Mr. Saito are members. The purpose of the Executive Committee is, among other things, to manage the business affairs of the Company while not in conflict with specific law or directives that may be given by the Board.

  Nominating Committee

        The Nominating Committee held one (1) meeting during 2001. The committee is chaired by Mrs. Guild, and Dr. Hirota, Dr. Honbo and Mr. Nagamine are members. It is responsible for recommending nominees for directors of the Company. It will consider nominees for election at the 2003 Annual Meeting of Shareholders recommended by shareholders if such recommendations are received in writing prior to December 15, 2002. Shareholder recommendations should be addressed to the Company's Secretary, P.O. Box 3590, Honolulu, Hawaii 96811.

        During the fiscal year ended December 31, 2001, the Board held a total of five (5) meetings. All of the persons who were directors of the Company during 2001 attended at least seventy-five percent (75%) of the aggregate of (i) the total number of such Board meetings, and (ii) the total number of meetings held by all committees of the Board on which they served during the year.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE BOARD OF DIRECTORS' NOMINEES.

Compensation of Directors and Executive Officers

  Executive Compensation

        Summary of Cash and Certain Other Compensation.    The following table sets forth certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the three other executive officers of the Company (determined as of the end of the last fiscal year) whose annual salary and bonus exceeded $100,000 in 2001 (the "Named Executives") for each of the fiscal years ended December 31, 2001, 2000 and 1999:

SUMMARY COMPENSATION TABLE

Long Term Compensation
Annual Compensation
				Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Award ($)	Securities Underlying Options/SARs* (#)	LTIP** Payout ($)	All Other Compensation ($)
Joichi Saito Chairman of the Board and Chief Executive Officer	2001 2000 1999	446,168 405,344 370,016	253,113 119,130 33,908	— — —	— — —	— — —	26,635 21,354 23,154	(1) (2) (3)
Naoaki Shibuya President	2001 2000 1999	308,832 281,680 258,344	174,978 82,650 23,646	— — —	— — —	— — —	25,416 19,841 21,904	(4) (5) (6)
Austin Y. Imamura Vice President and Secretary	2001 2000 1999	225,000 210,667 198,000	87,007 61,275 21,025	— — —	— — —	— — —	24,990 19,754 21,822	(7) (8) (9)
Neal K. Kanda Vice President and Treasurer	2001 2000 1999	195,170 180,667 168,000	74,458 52,725 20,348	— — —	— — —	— — —	24,852 19,556 21,657	(10) (11) (12)

*
SAR stands for "Stock Appreciation Rights" and refers to SARs payable in cash or stock, including SAR's payable in cash or stock at the election of the Company or Named Executive Officer.
**
LTIP stands for "Long-Term Incentive Plan" and refers to any plan providing compensation intended to serve as an incentive for performance to occur over a period longer than one fiscal year, whether such performance is measured by reference to financial performance of the Company or an affiliate, the Company's stock price, or any other measure, but excluding restricted stock, stock option and SAR Plans.
(1)
Includes contributions to the Bank's Cash or Deferred Arrangement ("CODA")/Profit Sharing Plan, the Bank's ESOP, the Bank's Split Dollar Life Insurance Plan and the Bank's 401(k) Plan for the account of Mr. Saito of $8,923, $8,816, $2,096 and $6,800, respectively.

(2)
Includes contributions to the Bank's CODA/Profit Sharing Plan, the Bank's ESOP, the Bank's Split Dollar Life Insurance Plan and the Bank's 401(k) Plan for the account of Mr. Saito of $6,200, $6,124, $2,230 and $6,800, respectively.

(3)
Includes contributions to the Bank's CODA/Profit Sharing Plan, the Bank's ESOP, the Bank's Split Dollar Life Insurance Plan and the Bank's 401(k) Plan for the account of Mr. Saito of $7,270, $10,811, $1,873 and $3,200, respectively.

(4)
Includes contributions to the Bank's CODA/Profit Sharing Plan, the Bank's ESOP, the Bank's Split Dollar Life Insurance Plan and the Bank's 401(k) Plan for the account of Mr. Shibuya of $8,923, $8,816, $877 and $6,800, respectively.

(5)
Includes contributions to the Bank's CODA/Profit Sharing Plan, the Banks ESOP, the Bank's Split Dollar Life Insurance Plan and the Bank's 401(k) Plan for the account of Mr. Shibuya of $6,200, $6,124, $717 and $6,800, respectively.

(6)
Includes contributions to the Bank's CODA/Profit Sharing Plan, the Banks ESOP, the Bank's Split Dollar Life Insurance Plan and the Bank's 401(k) Plan for the account of Mr. Shibuya of $7,270, $10,811, $623 and $3,200, respectively.

(7)
Includes contributions to the Bank's CODA/Profit Sharing Plan, the Bank's ESOP, the Bank's Split Dollar Life Insurance Plan and the Bank's 401(k) Plan for the account of Mr. Imamura of $8,923, $8,816, $451 and $6,800 respectively.

(8)
Includes contributions to the Bank's CODA/Profit Sharing Plan, the Bank's ESOP, the Bank's Split Dollar Life Insurance Plan and the Bank's 401(k) Plan for the account of Mr. Imamura of $6,200, $6,124, $630 and $6,800, respectively.

(9)
Includes contributions to the Bank's CODA/Profit Sharing Plan, the Bank's ESOP, the Bank's Split Dollar Life Insurance Plan and the Bank's 401(k) Plan for the account of Mr. Imamura of $7,270, $10,811, $540 and $3,200, respectively.

(10)
Includes contributions to the Bank's CODA/Profit Sharing Plan, the Bank's ESOP, the Bank's Split Dollar Life Insurance Plan and the Bank's 401(k) Plan for the account of Mr. Kanda of $8,923, $8,816, $313 and $6,800, respectively.

(11)
Includes contributions to the Bank's CODA/Profit Sharing Plan, the Bank's ESOP, the Bank's Split Dollar Life Insurance Plan and the Bank's 401(k) Plan for the account of Mr. Kanda of $6,200, $6,124, $432 and $6,800, respectively.

(12)
Includes contributions to the Bank's CODA/Profit Sharing Plan, the Bank's ESOP, the Bank's Split Dollar Life Insurance Plan and the Bank's 401(k) Plan for the account of Mr. Kanda of $7,270, $10,811, $375 and $3,200, respectively.

        Option Grants.    No options or stock appreciation rights were granted during 2001 to the Named Executives.

        Option Exercises and Holdings.    The following table provides information with respect to the Named Executives concerning the exercise of options during the fiscal year ended December 31, 2001 and unexercised options held by the Named Executives as of December 31, 2001:

AGGREGATED OPTION(1) EXERCISES IN 2001
AND YEAR-END OPTION VALUES

			Number of Unexercised Options at 12/31/01		Value of Unexercised In-the-Money Options(2) at 12/31/01
Name	Shares Acquired on Exercise (#)	Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
SAITO, Joichi	—	N/A	—	—	—	—
SHIBUYA, Naoaki	—	N/A	—	—	—	—
IMAMURA, Austin Y.	—	N/A	—	—	—	—
KANDA, Neal K.	—	N/A	12,600	—	210,231	—

(1)
The Company has no compensation plans pursuant to which stock appreciation rights may be granted.

(2)
The value of unexercised "in-the-money" options is the difference between the market price of the Common Stock on December 31, 2001 ($29.41 per share) and the exercise price of the option, multiplied by the number of shares subject to the option.

        Defined Benefit Pension Plan.    The table below shows estimated annual retirement benefits at age 65 for various levels of executive compensation and service under the Bank's Defined Benefit Pension Plan.

PENSION PLAN TABLE

	Years of Service
Annualized Final Average Compensation
	15 Years	20 Years	25 Years	30 Years	35 Years
$50,000	$5,625	$7,500	$9,375	$11,250	$13,125
100,000	11,250	15,000	18,750	22,500	26,250
150,000	16,875	22,500	28,125	33,750	39,375
200,000	22,500	30,000	37,500	45,000	52,500
250,000	28,125	37,500	46,875	56,250	65,625
300,000	33,750	45,000	56,250	67,500	78,750
350,000	39,375	52,500	65,625	78,750	91,875
400,000	45,000	60,000	75,000	90,000	105,000
450,000	50,625	67,500	84,375	101,250	118,125
500,000	56,250	75,000	93,750	112,500	131,250

        Under the Defined Benefit Pension Plan, benefits are based upon the employee's years of service and highest average annual salary in the final sixty (60) consecutive month period of service, excluding the period between June 30, 1986 and January 1, 1991, when the Defined Benefit Pension Plan was curtailed.

        The Company has a non-qualified, unfunded Supplemental Executive Retirement Plan ("SERP") for executive officers. To be eligible, an executive must have had benefits under the Defined Benefits Pension Plan that are limited by certain laws or regulations governing such plan and its benefits. SERP provides the difference between the unrestricted benefits and the restricted benefits allowed under the Defined Benefit Pension Plan.

        Benefits based on the highest average annual salary in a sixty (60) consecutive month period of service in excess of the qualified plan's maximum compensation limit of $170,000 for 2001 would be payable to eligible employees pursuant to SERP. The credited years of service as of December 31, 2001, for Messrs. Saito, Shibuya, Imamura and Kanda are 14, 8, 16 and 12, respectively.

        In December 2001, the Compensation Committee approved additional pension benefits for Messrs. Saito and Shibuya which will be payable upon their retirement for the duration of their lifetimes, with an eighteen (18) year minimum benefit. The formula by which benefits were determined for Mr. Saito was approximately three times his annual salary over the eighteen-year period and, for Mr. Shibuya, approximately two and one-half times his annual salary over the eighteen-year period. Based on this formula, upon retirement, Mr. Saito will receive an annual benefit of $75,000, and Mr. Shibuya will receive an annual benefit of $45,000.

  Director Compensation

        The Company and the Bank each has a policy of paying fees to directors for their attendance at Board and committee meetings. The Company and the Bank pay each of their non-employee directors $800 per Board meeting attended and $600 per Board committee meeting attended. In addition, the Company pays $5,000 annually to each non-employee director, and the Bank pays $12,000 annually to each non-employee director.

        Non-employee directors of the Company and the Bank are also eligible to participate in the Company's 1997 Stock Option Plan. During 1997, non-employee directors received grants of stock options to purchase, in the aggregate, 147,000 shares of Common Stock at an exercise price of $17.875 per share. Options vest at a rate of 1,500 shares per year until the earlier of the director's retirement at age 70 or 10 years from the date of grant.

        The Company maintains a Directors Deferred Compensation Plan effective as of January 1, 2001, under which each non-employee director of the Company and the Bank may elect to defer all or a portion of his or her annual retainer and meeting fees. Distribution of the deferred compensation account will be made in the form of a lump sum payment within ten years following termination from service or annual installment payments over a period no greater than ten (10) years following termination from service, in accordance generally with the director's election made at the time of the deferral. A withdrawal from the deferred compensation account is also available in the case of an unforeseeable emergency. Under the Directors Deferred Compensation Plan, deferred amounts are valued based on corresponding investments in certain investment funds offered by the Bank's Trust Division which may be selected by the director. The Directors Deferred Compensation Plan is a nonqualified deferred compensation plan under which distributions are made from the general assets of the Company and under the direction and oversight of the Compensation Committee.

        The 1997 Stock Option Plan allows for the discretionary grant of Common Stock to non-employee directors of the Company and its subsidiaries (the "Director Restricted Shares Program"), and requires retention of the Common Stock for all or a portion of the director's tenure as a director. Under the Director Restricted Shares Program, seven of the nine directors were granted 150 shares each on December 14, 2001.

  Report of the Compensation Committee to Shareholders

        The Compensation Committee reviews and recommends to the Board the terms of employment agreements and compensation plans for executives, reviews and adopts (subject to ratification by the entire Board) the terms of the Company's stock option plans and other performance-based compensation plans for employees of the Company, determines eligibility to participate in and grants of awards to employees under the Company's stock option plans and performance-based compensation plans and otherwise performs functions related to the administration of the Company's stock option plans and performance-based compensation plans. The Compensation Committee is chaired by Mr. Hong, and Messrs. Devens and Nagamine are members. Each member of the Compensation Committee is a non-employee director of the Company and the Bank.

        Set forth below is a report of the Compensation Committee addressing the Company's compensation policies for 2001 applicable to the Company's executives, including the Named Executives.

        The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the Securities Act of 1933 or under the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Report of the Compensation Committee by reference.

Report of the Compensation Committee on Executive Compensation

        The Company's compensation programs reflect the philosophy that executive compensation levels should be linked to Company performance, yet be competitive and consistent with that provided to others holding positions of similar responsibility in the banking and financial services industries. The Company's compensation plans are designed to assist the Company in attracting and retaining qualified employees critical to the Company's long-term success, while enhancing employees' incentives to perform to their fullest abilities to increase profitability and maximize shareholder value. With the exception of the Annual Executive Incentive Plan (the "Annual Incentive Plan") and the SERP, the Company's compensation plans are generally available to all employees, subject to certain hours and years of service requirements. In addition, the Board has granted the chief executive officer the authority to give discretionary awards to individual employees where he deems it appropriate.

  Salary Compensation

        The Company pays cash salaries to its executive officers which are competitive with salaries paid to executives of other companies in the banking and financial services industries based upon the individual's experience, performance and responsibilities and past and potential contribution to the Company. In determining the market rate, the Company obtains information regarding executive salary levels for other companies in the banking and financial services industries, especially among the larger Hawaii banks. The relative asset size and profitability levels of these institutions are also considered. On April 24, 2001, the Company's Board approved the compensation for all executive officers for the ensuing year, effective May 1, 2001.

        In recommending the increase in compensation for the Company's Chief Executive Officer, the Compensation Committee considered salary level relative to competitors, the Company's financial performance relative to the previous year, and the relative increases in salaries received by other officers of the Company. Each of these factors was weighted relatively equally. Net income in 2000 increased by 19.0% over 1999, return on average assets increased to 1.16% in 2000 from 1.03% in 1999, and return on average stockholders' equity increased to 13.55% in 2000 from 10.93% in 1999. Net charge-offs in 2000 decreased to 0.22% of average loans compared to 0.26% in 1999, and nonperforming assets declined to 0.80% of year-end loans in 2000 compared to 0.94% in 1999. Total assets of $1.82 billion at year-end 2000, increased by 10.4% over year-end 1999. In assessing the Company's performance, the Compensation Committee also took into account economic conditions in Hawaii. In addition, the other Named Executives received salary increases.

  Incentive Compensation

        During 2001, the Bank had three programs whereby compensation for the Named Executives was directly linked to the Company's performance: the Profit Sharing Plan, the ESOP and the Annual Incentive Plan.

        Profit Sharing Plan and ESOP.    The Bank makes annual contributions (the "Plan Contribution") to the Profit Sharing Plan and ESOP (collectively, the "Plans") as determined by the Bank's Board of Directors depending on the profitability of the Bank during the year, subject to certain limitations on contributions under the Internal Revenue Code and the Plans.

        The assets of the Plans are held in trust for the exclusive benefit of the participants. Employees with not less than one year of service with the Bank are eligible to participate in the Plans. The portion of the Plan Contribution to each Plan is allocated among participating employees, including the Named Executives, in the proportion which each participant's compensation for the fiscal year bears to the total compensation for all participating employees for such year. Benefits vest at a rate of twenty percent (20%) per year and participants receive a distribution of vested amounts allocated to their accounts only upon retirement or termination of employment with the Bank.

        The Bank's Board of Directors makes its determination of the amount of the Plan Contribution based upon management's recommendation at the end of the fiscal year. For 2001, the Plan Contribution equaled 5% of the pre-tax income of the Bank (excluding the effect of the Plan Contribution expense), less the amount of cash dividends paid by the Bank during the fiscal year. The Plan Contribution is allocated between the Profit Sharing Plan and the ESOP by the Bank's Board of Directors in its discretion based upon management's recommendation. In determining the allocation of the Plan Contribution, the Bank's Board of Directors considers the countervailing concerns of investment diversification through the Profit Sharing Plan and employee Common Stock ownership through the ESOP. In 1994, the Bank's Board of Directors approved the Cash or Deferred Arrangement ("CODA") program which allows each employee who is a participant in the Profit Sharing Plan to elect to receive one-half of the current year's profit sharing contribution in cash with the other half being allocated to such employee's account under the Profit Sharing Plan. Elections not made would be deferred into that employee's 401(k) Plan account. For 2001, 50% of the Plan Contribution was allocated to the Profit Sharing Plan and 50% to the ESOP. In 2001, the Bank contributed $890,000 to the CODA and Profit Sharing Plan and $890,000 to the ESOP, which equaled 5.2% and 5.2%, respectively, of total compensation paid to all participating employees for the year.

        Annual Incentive Plan.    The Annual Incentive Plan was adopted by the Bank's Board of Directors for the 2001 fiscal year. Full-time employees of the Company or its subsidiaries who have been granted the title of vice president or above prior to October 1, 2001, were eligible to participate in the Annual Incentive Plan. In addition, a participant must have received a performance appraisal rating of "accomplished" or above during the calendar year to be considered eligible for an award. During 2001, 24 executives and division managers, including each of the Named Executives, were eligible to participate in the Annual Incentive Plan.

        Subject to review by the Bank's Board of Directors, participants were eligible to receive a cash bonus under the Annual Incentive Plan, provided certain corporate objectives for financial performance, as measured by the Company's return on equity, efficiency ratio and revenue growth were met. Based on the corporate objectives set for 2001, participants were eligible to receive cash bonuses. After assessing the Company's 2001 financial performance, the Bank's Board of Directors, upon management's recommendation, awarded cash bonuses to the Named Executives in the amounts noted for 2001 in the "Summary Compensation Table."

  Stock-Based Compensation

        The Company also believes that stock ownership by employees, including the Named Executives, provides valuable long-term incentives for such persons who will benefit as the Common Stock price increases and that stock-based performance compensation arrangements are beneficial in aligning employees' and shareholders' interests. To facilitate these objectives, the Company adopted the 1997 Stock Option Plan.

        1997 Stock Option Plan.    The 1997 Stock Option Plan was adopted in 1997 to replace the 1986 Stock Option Plan which expired on November 7, 1996. The 1997 Stock Option Plan was amended on April 24, 2001, to provide for the grant of Common Stock to non-employee directors of the Company and its subsidiaries, and to require retention of the Common Stock for all or a portion of the director's tenure as a director. The 1997 Stock Option Plan is administered by the Compensation Committee. The 1997 Stock Option Plan provides for stock options to be granted to key employees, generally at a level of vice president and above, including the Named Executives, and to non-employee directors of the Company and the Bank. However, no stock options were granted to the Named Executives during 2001.

  Other Compensation

        The Company's executives are eligible to participate in the Bank's Defined Benefit Pension Plan (the "Pension Plan"), SERP and the Split Dollar Life Insurance Plan (the "Insurance Plan"). The Pension Plan is a qualified defined benefit plan which provides for monthly annuity payments upon retirement. Benefits are based upon the employee's years of service and highest average annualized compensation in a sixty (60) consecutive month period of employment.

        In 1995, the maximum annual compensation allowable for determining benefits payable under the Pension Plan was reduced to $150,000, subject to future adjustments based on increases in the cost of living. The reduction had the effect of decreasing the benefits payable under the Pension Plan to the Company's executive officers whose annualized compensation was likely to exceed $150,000. See "ELECTION OF DIRECTORS—Compensation of Directors and Executive Officers—Executive Compensation—Defined Benefit Pension Plan." SERP was adopted by the Board of Directors effective January 1, 1995 as a means of supplementing the benefits provided under the Pension Plan in light of imposed salary limitations. Under the Insurance Plan, the Bank provides life insurance coverage for certain senior officers, including the Named Executives. The Insurance Plan agreements provide death benefits of approximately two times the officers' normal annual salary during employment and an amount approximating the officers' final normal annual salary upon retirement.

        The Named Executives also participate in the Company's broad-based employee benefit plans, such as the 401(k) Plan, medical, supplemental disability and term life insurance.

THE COMPENSATION COMMITTEE
STANLEY W. HONG, CHAIR PAUL DEVENS DANIEL M. NAGAMINE

  Compensation Committee Interlocks and Insider Participation

        Some of the directors and executive officers of the Company and the Bank and the companies with which they are associated were customers of and had banking transactions with the Bank in the ordinary course of the Bank's business during 2001, and the Bank expects to conduct similar banking transactions in the future. All such loans and commitments were made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons of similar creditworthiness, and in the opinion of management of the Bank, did not involve more than a normal risk of collectibility or present other unfavorable features.

        Paul Devens, a director of the Company and a member of the Bank's Compensation Committee, is of Counsel, an independent relationship, to the law firm of Devens, Nakano, Saito, Lee, Wong & Ching. The Company and the Bank retained the legal services of the law firm during 2001. Management is of the opinion that the fees paid to the law firm are comparable to those fees that would have been paid for comparable legal services from a law firm not affiliated with the Company or the Bank. It is anticipated that the law firm will perform certain legal services for the Company and the Bank during 2002.

  Performance Graph

        The following graph compares the yearly percentage change in the Company's cumulative total shareholder return on Common Stock with (i) the cumulative total return of the Nasdaq market index and (ii) the cumulative total return of banks and bank holding companies listed on Nasdaq over the period from December 31, 1996 through December 31, 2001. The graph assumes an initial investment of $100 at the end of 1996 and reinvestment of dividends during the ensuing five-year period. The graph is not necessarily indicative of future price performance.

        The following Performance Graph does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the Securities Act of 1933 or under the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Performance Graph by reference.

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

        The Board has appointed KPMG LLP as the Company's independent accountants for the fiscal year ending December 31, 2002. KPMG LLP audited the Company's financial statements for the fiscal year ended December 31, 2001, and has audited the Company's financial statements since the Company's inception in 1982. Representatives of KPMG LLP are expected to attend the Meeting. The representatives are expected to be available to respond to appropriate questions and will have an opportunity to make a statement, if they desire to do so.

Independent Auditors

  Fees

        The following table sets forth the aggregate fees the Company has incurred for audit and non-audit services provided by KPMG LLP who acted as independent auditors for the fiscal year ending 2001 and performed the Company's audit services in fiscal year 2001. The table lists audit fees, financial information systems design and implementation fees, and other fees.

        Audit Fees.    The audit fees include only fees that are customary under generally accepted auditing standards and are the aggregate fees the Company incurred for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2001 and the reviews of the financial statements included in the Company's Quarterly Reports on Forms 10-Q for fiscal year 2001.

        Financial Information Systems Design and Implementation Fees.    The financial information systems design and implementation fees include fees billed for non-audit services performed during fiscal year 2001 such as directly or indirectly operating, or supervising the operation of, the Company's information system or managing our local area network. These non-audit services also include services such as designing or implementing a hardware or software system that aggregates source data underlying the Company's financial statements or generates information that is significant to our financial statements taken as a whole.

        All Other Fees.    All other fees include the aggregate fees billed for services rendered by KPMG LLP other than those services covered above.

Year Ended December 31, 2001
Audit Fees	$185,000
Financial Information Systems Design and Implementation Fees	None
Other Fees	$212,499

        The Audit Committee of the Board did consider whether the provision of financial information systems design and implementation services and other non-audit services is compatible with maintaining the independence of KPMG LLP.

        The Board has submitted its appointment of KPMG LLP for ratification by the Company's shareholders. The affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock represented and entitled to vote at the Meeting will be required for passage of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL

OTHER BUSINESS

        The Board knows of no other business that will be presented for consideration at the Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby on such matters in accordance with the recommendation of the Board.

PROPOSALS OF SHAREHOLDERS

        The 2003 Annual Meeting of Shareholders will be held on or about April 22, 2003. Proposals of shareholders intended to be presented at the 2003 Annual Meeting must be received by the Company's Secretary, Post Office Box 3590, Honolulu, Hawaii 96811, no later than November 23, 2002.

        In addition, in the event a shareholder proposal is not submitted to the Company by November 23, 2002, the proxy to be solicited by the Board for the 2003 Annual Meeting of Shareholders will confer authority on the holders of the proxy to vote the shares in accordance with their best judgment and discretion, if the proposal is presented at the 2003 Annual Meeting of Shareholders, without any discussion of the proposal in the proxy statement for such meeting.

        SHAREHOLDERS MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K INCLUDING FINANCIAL STATEMENTS REQUIRED TO BE FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934 FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 BY WRITING TO THE COMPANY'S SECRETARY, CPB INC., POST OFFICE BOX 3590, HONOLULU, HAWAII 96811.

Dated: March 22, 2002	CPB INC.

Joichi Saito Chairman of the Board and Chief Executive Officer

CPB INC.
ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 23, 2002
This Proxy is solicited on behalf of the Board of Directors

        The undersigned shareholders of CPB Inc. (the "Company") hereby nominate, constitute and appoint Messrs. Paul Devens, Walter K. Horikoshi, and Neal K. Kanda, or any one of them, each with full power of substitution, as the lawful attorneys, agents and proxies of the undersigned, for the Annual Meeting of Shareholders of CPB Inc. (the "Annual Meeting") to be held on the third floor of the Central Pacific Plaza Building, 220 South King Street, Honolulu, Hawaii, on Tuesday, April 23, 2002 at 10:00 a.m., Hawaii time, and at any and all adjournments thereof, to represent the undersigned and to cast all votes to which the undersigned would be entitled to cast if personally present, as follows:

        This proxy will be voted "FOR" the election of all nominees unless authority to do so is withheld for all nominees or for any other nominee. Unless "AGAINST" or "ABSTAIN" is indicated, this proxy will be voted "FOR" approval of the appointment of KPMG LLP as the Company's independent accountants. PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

IMPORTANT: Continued and to be signed on the reverse side.

Please date, sign and mail your
proxy card back as soon as possible!

Annual Meeting of Shareholders
CPB INC.

April 23, 2002

- Please Detach and Mail in the Envelope Provided -

A	☒	Please mark your votes as in this example.

		FOR ALL NOMINEES (EXCEPT AS INDICATED TO THE CONTRARY)	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED				FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS. Class II. Terms will expire in 2005.	☐	☐	Nominees: Alice F. Guild Gilbert J. Matsumoto Daniel M. Nagamine	2.	RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS. To ratify the appointment of KPMG LLP as the Company's independent accountants for fiscal year ending December 31, 2002.	☐	☐	☐
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)					3.
						OTHER BUSINESS. To transact such other business as may properly come before the Meeting and at any and all adjournments thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of the Company or the Board of Directors at the Annual Meeting.

					The Board of Directors recommends a vote "FOR" the election of all nominees for director and "FOR" ratification of the appointment of KPMG LLP as the Company's independent accountants. If any other business is properly presented at such meeting, this proxy shall be voted in accordance with the recommendations of the Board of Directors.

The undersigned hereby ratifies and confirms all that said attorneys and Proxy Holders, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Annual Meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement accompanying said notice.

Signature	Signature if held jointly	Date:	, 2002

NOTE:	Please date this proxy and sign above as your name(s) appear(s) on this Proxy. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Partnership proxies should be signed by an authorized partner. Personal representatives, executors, administrators, trustees or guardians should give their full titles.

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SCHEDULE 14A INFORMATION
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS
INTRODUCTION
ELECTION OF DIRECTORS
Report of the Audit Committee
SUMMARY COMPENSATION TABLE
AGGREGATED OPTION(1) EXERCISES IN 2001 AND YEAR-END OPTION VALUES
PENSION PLAN TABLE
Report of the Compensation Committee on Executive Compensation
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL
OTHER BUSINESS
PROPOSALS OF SHAREHOLDERS